Exhibit 4.1

BYLAWS
OF
WEST BANCORPORATION, INC.
ADOPTED FEBRUARY 13, 2002
AND AS AMENDED OCTOBER 17, 2007

ARTICLE I. OFFICES OF CORPORATION

Section 1.  Principal Office.  The principal office of the corporation in the State of Iowa shall be located in the City of West Des Moines, Polk County, Iowa.  The corporation may have such other offices, either within or without the State of Iowa, as the board of directors may designate or as the business of the corporation may require from time to time.

Section 2.  Registered Office.  The registered office of the corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the board of directors.

ARTICLE II. SHAREHOLDERS

Section 1.  Annual Meeting.  The annual meeting of the shareholders shall be held any day during the months of April or May each year, other than Sundays and legal holidays, commencing at an hour between 8:00 a.m. and 6:00 p.m. as may be specified from year to year by the board of directors, for the purpose of electing directors and transacting such other business as may properly come before the meeting.  If the election of directors shall not be held on the date designated for any annual meeting of the shareholders, or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2.  Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than one-half of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3.  Place of Meetings.  The board of directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting called by the board of directors.

Section 4.  Notice of Meetings.  Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.  Any shareholder may waive notice of any regular or special meeting of shareholders at any time.

Section 5.  Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If a record date is not fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, if the meeting is adjourned to a date within 120 days after the date fixed for the original meeting.

Section 6.  Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make available for notice, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 7.  Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, and if a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law or the articles of incorporation.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such-adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8.  Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9.  Voting of Shares.  Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10.  Voting by Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A custodian of securities under the Iowa Uniform Gift to Minors Act may vote a security which is custodial property.

Section 11.  Method of Voting.  Voting by shareholders on any question or in any election may be viva voice unless the presiding officer shall order or any shareholders shall demand that voting be by ballot.

ARTICLE III.  BOARD OF DIRECTORS

Section 1.  General Powers.  The business and affairs of the corporation shall be managed by its board of directors.  The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority be general or confined to specific instances.

Section 2.  Number, Tenure and Qualification.  The number of directors of the corporation shall be not less than 5 and not greater than 15.  The term of directors shall extend until the next annual meeting of shareholders and until his successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity.  At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting of shareholders after their election and until his successor shall be elected and shall qualify.  The Board of Directors may, upon a majority vote of its members, increase or decrease the number of directors within the limits set forth above.  Directors need not be residents of the State of Iowa or, except as required by the Board of Directors, shareholders of the corporation.

Section 3.  Place and Notice of Meetings.  A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of the shareholders.  The board of directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.  Special meetings of the board of directors may be called by or at the request of the president or any two directors.  The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the board of directors called by him or them.  Notice of any special meeting of the board of directors shall be given at least two days previously thereto by notice delivered personally or mailed to each director at his business address.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  Any director may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting unless the director at the beginning of the meeting, or promptly upon the director=s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.  Members of the board of directors, or any committees designated by the board, may participate in a meeting of such board or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other during the meeting, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 4.  Quorum.  A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 5.  Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 6.  Vacancies.   Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  The term of a director elected to fill a vacancy, including a vacancy caused by reason of an increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining directors, at any regular or special meeting of the board of directors called for that purpose in which a quorum of the board of directors is present, and the director or directors so elected shall serve until the next meeting of the shareholders at which directors are elected.

Section 7.  Compensation.  By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid such compensation for their services as shall be fixed by the board of directors from time to time.  No payment received by any director shall preclude him from serving the corporation in any other capacity and receiving compensation therefor.

Section 8.  Presumption of Assent.  A director of the corporation who is present at a meeting of the board of directors or a committee of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting or promptly upon the director=s arrival to holding it or transacting business at the meeting, the director=s dissent or abstention from the action taken is entered in the minutes of the meeting, or the director delivers written notice of the director=s dissent or abstention to the presiding officer in the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.  The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 9.  Informal Action by Directors.  Any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof.

Section 10.  Committees.  The board of directors may designate from among its members an executive committee and one or more other committees and define or limit the extent of authority of each of such committees in compliance with the law and these bylaws.

ARTICLE IV.  OFFICERS

Section 1.  Number.  The officers of the corporation shall be a president, one or more vice presidents (the number thereof to be determined by the board of directors), a secretary, and a treasurer, each of whom shall be elected by the board of directors.  Such other officers, assistant officers and acting officers as may be deemed necessary may be elected or appointed by the board of directors.  Any two or more offices may be held by the same person.  Officers need not be residents of the State of Iowa or directors or shareholders of the corporation.

Section 2  Election and Term of Office.  The initial officers of the corporation shall be elected by the board of directors at their organization meeting and thereafter the officers shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders.  If the election of the officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3.  Removal.  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

Section 5.  President.  The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation.  He shall, when present, preside at all meetings of the shareholders and of the board of directors.  He shall in general perform all duties incident to the office of president and such other duties as may be prescribed by the bylaws or by the board of directors from time to time.

Section 6.  Vice President.  In the absence of the president or in the event of his death, inability or refusal to act, the executive vice president (or the vice president in the event of the absence of the executive vice president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president; and in addition thereto, shall perform such other duties as may be assigned to him by the president or by the board of directors or prescribed by the bylaws.

Section 7.  Secretary.  The secretary shall: (a) keep the minutes of the shareholders= and of the board of directors= meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records; (d) work with the transfer agent to keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) provide assistance to the stock transfer agent in maintaining the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of secretary and such other duties as from time to time be assigned to him by the president or by the board of directors.

Section 8.  Treasurer.  The treasurer shall:  (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these bylaws; and (b) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

Section 9.  Assistant Secretaries and Assistant Treasurers.  The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

Section 10.  Other Assistants and Acting Officers.  The board of directors shall have the power to appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed by the board of directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the board of directors.

Section 11.  Other Officers.  The board of directors may appoint such other officers and agents, including a Chairman of the Board, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 12.  Salaries.  The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V.  WRITTEN INSTRUMENTS, LOANS AND DEPOSITS

Section 1.  Written Instruments.  Subject to the specific directions of the board of directors, all deeds, mortgages, releases and other instruments in writing affecting real estate made by the corporation shall be executed and acknowledged in its name by the president or any vice president and attested by the secretary or any assistant secretary.  All other written contracts and agreements to which the corporation shall be a party shall be executed in its name by such officer or officers as shall be authorized by the board of directors.  The signatures of the proper officers of the corporation on the bonds, notes, debentures or other evidences of indebtedness of the corporation may be facsimiles and such facsimiles on such instruments shall be deemed the equivalent of and constitute the written signatures of such officers for all purposes including, but not limited to, the full satisfaction of any signature requirements of the law of the State of Iowa on the bonds, notes, debentures and other evidence of indebtedness of the corporation.

Section 2.  Loans.  No loan shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors.  Such authority may be general or confined to specific instances.

Section 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 4.  Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE VI.  CAPTIAL STOCK

Section 1.         Certificates for Shares. Shares may be, but need not be, represented by certificates.  Every holder of shares of the corporation shall be entitled to have a certificate representing shares of the corporation.  Subject to the provisions of the Iowa Business Corporation Act, certificates representing shares of the corporation shall be in such form as may be determined by the Board.  Such certificates shall be signed by the Chief Executive Officer, Chief Operating Officer, President or a Vice President and the Secretary or an Assistant Secretary of the corporation and shall be sealed with the seal of the corporation or a facsimile thereof.  The signatures of the Chief Executive Officer, Chief Operating Officer, President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles.  If the certificate is countersigned by a transfer agent, or registered by a registrar, the signatures of the person signing for such transfer agent or registrar also may be facsimiles.  In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer or employee or agent at the date of its issue.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation.  All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

Section 2.         Shares Without Certificates.  Unless the Restated Articles provide otherwise, the Board may authorize the issue of some or all of the shares of any or all of its classes or series without certificates.  The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.  Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required by the Iowa Business Corporation Act to be included on certificates.  A record shall be kept by the Secretary or other transfer agent designated by the Board of the names and addresses of all holders of uncertificated shares and the number and class of shares held by each.  Notwithstanding this Section, upon request every holder of uncertificated shares of the corporation shall be entitled to receive certificates in the form specified by these By-laws representing the number of shares held by such holder which are requested to be registered in certificate form.  Subject to the provisions of the Iowa Business Corporation Act, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 3.         Transfers of Shares. Transfers of shares of the corporation shall be made only on the books of the corporation upon surrender of the certificates for certificated shares or upon a transfer instruction initiated by an appropriate person for uncertificated shares for the shares sought to be transferred by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation.  Except as otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

Section 4.         Registered Shareholder.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner.  The corporation shall not be bound to recognize any equitable or other claim to or interest in its shares on the part of any person other than the person registered on its books as the owner of shares, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by law.

Section 5.         Stock Regulations.  The Board shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Iowa as they may deem expedient concerning the issue, transfer, and registration of shares of the corporation.

Section 6.         Transfer Agents and Registrars.   The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more registrars.

ARTICLE VII.  FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year.

ARTICLE VIII.  DIVIDENDS

The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

ARTICLE IX.  VOTING OF SHARES OWNED BY CORPORATION

Subject always to the specific directions of the board of directors, any share or shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any shareholders= meeting of such other corporation by the president of the corporation if he be present, or in his absence by any vice president of the corporation who may be present.

Whenever, in the judgment of the president, or in his absence, of any vice president it is desirable for the corporation to execute a proxy or give a shareholders= consent in respect to any shares of stock issued by any other corporation and owned by the corporation, such proxy or consent shall be executed in the name of the corporation by the president or one of the vice presidents of the corporation and shall be attested by the secretary or an assistant secretary of the corporation without necessity of any authorization by the board of directors.  Any person or persons designated in the manner above stated as the proxy or proxies of the corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the corporation the same as such share or shares might be voted by the corporation.

ARTICLE X.  WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the articles of incorporation or under the provisions of the Iowa Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI.  AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors.